Exhibit 10.31

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

BETWEEN NANOVIBRONIX AND SHAY ASHKENAZY

This FIRST AMENDMENT TO Employment Agreement by and among SHAY ASHKENAZY (the “Executive”), NANOVIBRONIX, INC., a Delaware corporation (the “Company”), and its wholly-owned Israeli subsidiary, NanoVibronix Ltd., (“NanoVibronix”), a company organized under the laws of the State of Israel, (collectively, the “Companies”), is made and entered as of this 16th day of June, 2014, for purposes of amending that certain Employment Agreement between the Companies and the Executive dated as of March 2, 2014 (the “Agreement”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, Article V Section H of the Agreement provides that the Parties to the Agreement may amend the Agreement in a writing signed by the parties; and

WHEREAS, the parties hereto desire to amend the Agreement in certain respects.

NOW THEREFORE, pursuant to Article V Section H of the Agreement, in consideration of mutual promises, conditions, and covenants contained herein and in the Agreement, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

1.           Article II Section C is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section C:

C           IPO Bonus.         The Company shall pay the Executive a lump sum cash bonus equal to thirty thousand U.S. dollars (U.S. $30,000), less applicable payroll deductions and tax withholdings, within five (5) business days of the closing date of the IPO, provided that the Executive is still employed by any of the Companies on the closing date of the IPO.

2.          Article II Section D is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section D:

D          Equity Grant. (i) On or before June 16, 2014, the Company shall grant the Executive an option (the “First Option Grant”), pursuant to a separate award agreement and subject to the terms and conditions of the Company’s equity plan then-in effect, to purchase 37,145 shares of the Company’s common stock at an exercise price equal to $2.66 per share. The First Option Grant will be under section 102 of the Israeli Income Tax Ordinance [NEW VERSION] 5721-1961 (capital gain tax route), and for this purpose the Companies shall adopt an equity plan/an appendix to an existing equity plan for Israeli grantees, to be filed with the Israeli Tax Authorities. The First Option Grant shall vest in three equal installments on each of the first, second, and third anniversary of the date of the Effective Date; provided that the Executive is employed by any of the Companies on the applicable vesting date.

(ii)         On the date that the shares of common stock issued in the IPO separate from the units and commence trading independently, the Company shall grant the Executive an option, pursuant to a separate award agreement and subject to the terms and conditions of the Company’s equity plan then-in effect, to purchase such number of shares of the Company’s common stock equal to one percent (1%) of the shares of common stock issued in the IPO (excluding any warrants or shares of common stock underlying any warrants issued in the IPO) (the “Second Option Grant”) at an exercise price equal to the closing price of the Company’s common stock on such date, which shall be the fair market value of the common stock on the date of grant. The Second Option Grant will be under section 102 of the Israeli Income Tax Ordinance [NEW VERSION] 5721-1961 (capital gain tax route). The Second Option Grant shall vest in three equal installments on each of the first, second, and third anniversary of the Effective Date; provided that the Executive is employed by any of the Companies on the applicable vesting date.

3.          Except as expressly amended by this Amendment, the Agreement shall continue in full force and effect in accordance with the provisions thereof.

4.          In the event of a conflict between the Agreement and this Amendment, the Amendment shall govern.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first indicated above.

THE COMPANIES:

NANOVIBRONIX, INC.

By:	/s/ Ophir Shahaf
Name:	Ophir Shahaf
Title:	Chief Executive Officer

NANO VIBRONIX (ISRAEL) LTD.

By:	/s/ Ophir Shahaf
Name:	Ophir Shahaf
Title:	Chief Executive Officer

EXECUTIVE:

/s/ Shay Ashkenazy
Shay Ashkenazy